Exhibit 99.1

Healthpeak Properties Reports First Quarter 2025 Results
DENVER, April 24, 2025 - Healthpeak Properties, Inc. (NYSE: DOC), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the first quarter ended March 31, 2025.

FIRST QUARTER 2025 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.06 per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.46 per share, AFFO of $0.43 per share, and Total Same-Store Portfolio Cash (Adjusted) NOI growth of 7.0%
–On April 4, 2025, declared a monthly common stock cash dividend of $0.10167 per share for each of April, May, and June of 2025 representing cash dividends of $0.305 per share for the second quarter, and an annualized dividend amount of $1.22 per share
–First quarter new and renewal lease executions totaled 1.2 million square feet:
•Outpatient medical new and renewal lease executions totaled 973,000 square feet with 86% retention and +4% cash releasing spreads on renewals
•Lab new and renewal lease executions totaled 276,000 square feet with 88% retention and +5% cash releasing spreads on renewals
◦Subsequent to the first quarter and through April 24, 2025, executed 175,000 square feet of Lab leases with signed letters of intent on an additional 400,000 square feet
–Entered into a long-term partnership with Hines for the multifamily component of Cambridge Point, a mixed-use development located in Cambridge, Massachusetts
–Originated a $41 million secured outpatient medical development loan in Frisco, Texas bringing first quarter 2025 loan and other investment commitments to $166 million
–Repurchased 5.1 million shares at a weighted average share price of $18.50 for an aggregate total of $94 million during the first quarter and through April 24, 2025
–Balance Sheet
•In February 2025, issued $500 million of 5.375% fixed rate 10-year senior unsecured notes
•Net Debt to Adjusted EBITDAre was 5.2x for the quarter ended March 31, 2025
•As of April 24, 2025, Healthpeak had approximately $2.8 billion in available liquidity through a combination of unrestricted cash and its revolving credit facility
–Promoted and appointed Kelvin Moses as Chief Financial Officer
–Recent sustainability and responsible business recognitions include:
•Awarded LEED Gold Core & Shell for 480 and 490 Forbes on the Vantage campus in South San Francisco, California
•Named to Newsweek's America’s Greenest Companies list for the first time
To learn more about Healthpeak's commitment to responsible business and view our most recent Corporate Impact Report, please visit www.healthpeak.com/corporate-impact.
FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$42,364	$0.06	$6,477	$0.01
Nareit FFO, diluted	323,279	0.45	162,206	0.27
FFO as Adjusted, diluted	329,713	0.46	277,480	0.45
AFFO, diluted	306,414	0.43	255,142	0.42
Nareit FFO, FFO as Adjusted, AFFO, Total Merger-Combined Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "March 31, 2025 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
MERGER-COMBINED SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month Merger-Combined SS Cash (Adjusted) NOI growth.

Year-Over-Year Total Merger-Combined SS Cash (Adjusted) NOI Growth
	Three Month
	SS Growth %	% of SS
Outpatient Medical	5.0%	54.5%
Lab	7.7%	34.7%
CCRC	15.9%	10.8%
Total Merger-Combined SS Cash (Adjusted) NOI	7.0%	100.0%

DIVIDEND
On April 4, 2025, Healthpeak's Board of Directors declared a monthly common stock cash dividend of $0.10167 per share for each of April, May, and June of 2025 representing cash dividends of $0.305 per share for the second quarter, and an annualized dividend amount of $1.22 per share. The dividend is payable on the payment dates set forth in the table below to stockholders of record as of the close of business on the corresponding record date.

Record Date	Payment Date	Amount
April 18, 2025	April 30, 2025	$0.10167 per common share
May 19, 2025	May 30, 2025	$0.10167 per common share
June 16, 2025	June 27, 2025	$0.10167 per common share
CAMBRIDGE POINT MULTIFAMILY RESIDENTIAL DEVELOPMENT PARTNERSHIP
In April 2025, Healthpeak entered into a long-term partnership with global real estate investment manager Hines to develop the residential components of Healthpeak’s Cambridge Point master-planned district in the Alewife neighborhood of Cambridge, Massachusetts. Hines will lead the residential development in coordination with Healthpeak as master developer. Hines, with its partners, will capitalize the residential developments and intends to commence construction on the first residential building within the first 12 months following receipt of entitlements, which is anticipated in the second half of 2026.
Healthpeak’s Cambridge Point master plan encompasses approximately 40 acres and can support development potential of up to five million square feet, including multifamily residential units, research and lab space, and community-oriented ground-floor neighborhood retail uses.
A copy of the corresponding press release with additional details is available on the Investor Relations section of our website at https://ir.healthpeak.com.
INVESTMENT ACTIVITY
In March 2025, Healthpeak originated a secured loan for the development of a 83,000 square foot outpatient medical building in Frisco, Texas. The development is located within the Frisco Station mixed-use district, home to the Dallas Cowboys' World Headquarters and adjacent to the Baylor Scott & White Regional Medical Center at Frisco. Total funding available to the borrower under the three-year loan is approximately $41 million with an 8.3% interest rate. Healthpeak retains certain purchase rights on the development project.
As previously disclosed, in January 2025, Healthpeak originated a secured loan to provide the borrower funding for the acquisition and redevelopment of a lab building in the Torrey Pines submarket of San Diego, California. Total funding available under the four-year loan is $75 million with an 8% interest rate.
As previously disclosed, in February 2025, Healthpeak originated a preferred equity investment in a two-building, 244,000 square foot Class A lab campus that is currently under construction in the Sorrento Mesa submarket of San Diego, California. Total commitment for the preferred investment is $50 million with a 12% preferred return over the four-year term.
SHARE REPURCHASE ACTIVITY
During the first quarter of 2025, Healthpeak repurchased 1.1 million shares at a weighted average share price of $19.45 for approximately $22 million under its $500 million share repurchase program.
From the beginning of the second quarter through and including April 24, 2025, Healthpeak repurchased 3.9 million shares at a weighted average share price of $18.22 for an aggregate total of $72 million.
As of April 24, 2025, approximately $406 million remained available for share repurchases under the program.
BALANCE SHEET
In February 2025, Healthpeak completed a public offering of $500 million of 5.375% fixed-rate senior unsecured notes due 2035. The notes priced at an approximate 102 basis point spread over the benchmark 10-year U.S. Treasury, representing the tightest 10-year spread in Healthpeak’s history. Net proceeds from the offering were used to repay a portion of Healthpeak’s outstanding commercial paper and for general corporate purposes.
As of April 24, 2025, Healthpeak had approximately $2.8 billion in available liquidity through a combination of unrestricted cash and its revolving credit facility.

2025 GUIDANCE
We are reaffirming the following guidance ranges for full year 2025:
•Diluted earnings per common share of $0.30 – $0.36
•Diluted Nareit FFO per share of $1.81 – $1.87
•Diluted FFO as Adjusted per share of $1.81 – $1.87
•Total Merger-Combined Same-Store Cash (Adjusted) NOI growth from 3.0% – 4.0%
These estimates are based on our current view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2025. For additional details and assumptions, please see page 12 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Friday, April 25, 2025, at 8:00 a.m. Mountain Time.
The conference call can be accessed in the following ways:
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/794734425. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (800) 715-9871
An archive of the webcast will be available on Healthpeak’s website through April 24, 2026, and a telephonic replay can be accessed through May 2, 2025, by dialing (800) 770-2030 and entering conference ID number 95156.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2025 Guidance Information." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; our ability to satisfy environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus, Aid, Relief and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.
Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements, and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Finance and Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	March 31, 2025	December 31, 2024
Assets
Real estate:
Buildings and improvements	$16,176,176	$16,115,283
Development costs and construction in progress	962,714	880,393
Land and improvements	2,941,082	2,918,758
Accumulated depreciation and amortization	(4,240,220)	(4,083,030)
Net real estate	15,839,752	15,831,404
Loans receivable, net of reserves of $7,554 and $10,499	698,525	717,190
Investments in and advances to unconsolidated joint ventures	951,978	936,814
Accounts receivable, net of allowance of $2,040 and $2,243	68,908	76,810
Cash and cash equivalents	70,625	119,818
Restricted cash	67,981	64,487
Intangible assets, net	747,789	817,254
Assets held for sale, net	7,840	7,840
Right-of-use asset, net	422,017	424,173
Other assets, net	940,314	942,465
Total assets	$19,815,729	$19,938,255

Liabilities and Equity
Bank line of credit and commercial paper	$164,000	$150,000
Term loans	1,646,335	1,646,043
Senior unsecured notes	6,714,279	6,563,256
Mortgage debt	352,051	356,750
Intangible liabilities, net	179,002	191,884
Lease liability	306,577	307,220
Accounts payable, accrued liabilities, and other liabilities	670,221	725,342
Deferred revenue	939,855	940,136
Total liabilities	10,972,320	10,880,631

Commitments and contingencies

Redeemable noncontrolling interests	14,417	2,610

Common stock, $1.00 par value: 1,500,000,000 shares authorized; 698,611,840 and 699,485,139 shares issued and outstanding	698,612	699,485
Additional paid-in capital	12,827,628	12,847,252
Cumulative dividends in excess of earnings	(5,345,120)	(5,174,279)
Accumulated other comprehensive income (loss)	6,927	28,818
Total stockholders’ equity	8,188,047	8,401,276

Joint venture partners	299,923	315,821
Non-managing member unitholders	341,022	337,917
Total noncontrolling interests	640,945	653,738

Total equity	8,828,992	9,055,014

Total liabilities and equity	$19,815,729	$19,938,255

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental and related revenues	$538,141	$462,033
Resident fees and services	148,927	138,776
Interest income and other	15,821	5,751
Total revenues	702,889	606,560

Costs and expenses:
Interest expense	72,693	60,907
Depreciation and amortization	268,546	219,219
Operating	273,143	243,729
General and administrative	26,118	23,299
Transaction and merger-related costs	5,534	107,220
Impairments and loan loss reserves (recoveries), net	(3,562)	11,458
Total costs and expenses	642,472	665,832
Other income (expense):
Gain (loss) on sales of real estate, net	—	3,255
Other income (expense), net	(6,126)	78,516
Total other income (expense), net	(6,126)	81,771

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	54,291	22,499
Income tax benefit (expense)	(2,080)	(13,698)
Equity income (loss) from unconsolidated joint ventures	(2,147)	2,376
Net income (loss)	50,064	11,177
Noncontrolling interests’ share in earnings	(7,236)	(4,501)
Net income (loss) attributable to Healthpeak Properties, Inc.	42,828	6,676
Participating securities’ share in earnings	(464)	(199)
Net income (loss) applicable to common shares	$42,364	$6,477

Earnings (loss) per common share:
Basic	$0.06	$0.01
Diluted	$0.06	$0.01
Weighted average shares outstanding:
Basic	699,067	600,898
Diluted	699,118	601,188

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended March 31,
	2025	2024

Net income (loss) applicable to common shares	$42,364	$6,477
Real estate related depreciation and amortization	268,546	219,219
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,200	8,772
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,454)	(4,452)
Loss (gain) on sales of depreciable real estate, net	—	(3,255)
Loss (gain) upon change of control, net(1)	—	(77,781)
Taxes associated with real estate dispositions(2)	—	11,608
Nareit FFO applicable to common shares	318,656	160,588
Distributions on dilutive convertible units and other	4,623	1,618
Diluted Nareit FFO applicable to common shares	$323,279	$162,206
Diluted Nareit FFO per common share	$0.45	$0.27
Weighted average shares outstanding - Diluted Nareit FFO	714,174	608,807
Impact of adjustments to Nareit FFO:
Transaction and merger-related items(3)	$5,534	$102,829
Other impairments (recoveries) and other losses (gains), net(4)	(3,320)	11,853
Casualty-related charges (recoveries), net(5)	4,226	—
Total adjustments	6,440	114,682
FFO as Adjusted applicable to common shares	325,096	275,270
Distributions on dilutive convertible units and other	4,617	2,210
Diluted FFO as Adjusted applicable to common shares	$329,713	$277,480
Diluted FFO as Adjusted per common share	$0.46	$0.45
Weighted average shares outstanding - Diluted FFO as Adjusted	714,174	610,632
_______________________________________
(1)The three months ended March 31, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The three months ended March 31, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California.
(3)The three months ended March 31, 2025 and 2024 includes costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. For the three months ended March 31, 2024, these costs were partially offset by termination fee income of $4 million associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. This termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from Portfolio Cash Real Estate Revenues and FFO as Adjusted.
(4)The three months ended March 31, 2025 and 2024 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests' share in earnings in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands, except per share data

	Three Months Ended March 31,
	2025	2024
FFO as Adjusted applicable to common shares	$325,096	$275,270
Stock-based compensation amortization expense	4,627	3,366
Amortization of deferred financing costs and debt discounts (premiums)	7,852	4,522
Straight-line rents	(11,153)	(12,093)
AFFO capital expenditures	(23,136)	(17,517)
CCRC entrance fees(1)	4,696	7,385
Deferred income taxes	2,570	724
Amortization of above (below) market lease intangibles, net	(10,212)	(7,351)
Other AFFO adjustments	1,451	(1,485)
AFFO applicable to common shares	301,791	252,821
Distributions on dilutive convertible units and other	4,623	2,321
Diluted AFFO applicable to common shares(1)	$306,414	$255,142
Diluted AFFO per common share(1)	$0.43	$0.42
Weighted average shares outstanding - Diluted AFFO	714,174	610,632
_______________________________________
(1)During the first quarter of 2025, we changed our definition of AFFO to adjust for the non-refundable entrance fees collected in excess of the related amortization as we believe the cash collection of these fees is a more meaningful representation of the performance of CCRCs in the determination of AFFO. Utilizing the prior definition for the three months ended March 31, 2025 and 2024, diluted AFFO applicable to common shares was $301.7 million and $247.8 million, respectively, and diluted AFFO per common share was $0.42 and $0.41, respectively.